UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2019

Neiman Marcus Group LTD LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	333-133184-12	20-3509435

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Marcus Square
1618 Main Street
Dallas, Texas 75201

(Address of Principal Executive Offices and Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 743-7600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 8.01 Other Events.

On May 16, 2019, Neiman Marcus Group LTD LLC (the “Company”) issued a press release announcing that it intends to commence, subject to market and other conditions, a private offering (the “Second Lien Notes Offering”) of $550.0 million in aggregate principal amount of second lien notes due 2024 (the “Second Lien Notes”). The Second Lien Notes will be joint and several primary obligations of the Company, The Neiman Marcus Group LLC, a Delaware limited liability company, Mariposa Borrower, Inc., a Delaware corporation, and The NMG Subsidiary LLC, a Delaware limited liability company (collectively, the “Issuers”).

The Company intends to use the net proceeds from the Second Lien Notes Offering to (i) repay up to $550.0 million of the term loans under the Company’s existing term loan credit facility (the “Existing Term Loan Facility”) and (ii) pay fees and expenses related to the Second Lien Notes Offering, the amendment and extension of the Existing Term Loan Facility and the previously announced exchange offers and consent solicitations (the “Exchange Offers”) relating to the Company’s existing unsecured 8.000% Senior Cash Pay Notes due 2021 and 8.750%/9.500% Senior PIK Toggle Notes due 2021 (the “Existing Notes”). The Second Lien Notes Offering is subject to the satisfaction of certain conditions, including the completion of the Exchange Offers.

The terms of the Second Lien Notes Offering will be substantially consistent with the terms set forth in the previously announced Transaction Support Agreement, dated March 25, 2019, as amended on April 10, 2019 and April 19, 2019, by and among the Company, certain of its affiliates and holders of Existing Notes and term loans under the Company’s term loan credit facility (the “TSA”). The foregoing is a summary of the material terms of, and is qualified by, the press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 8.01. The information disclosed in this Item 8.01, including Exhibit 99.1, is being furnished and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor will it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such a filing.

The Second Lien Notes and related guarantees will not be registered under the Securities Act or the securities laws of any state and may not be offered or sold in the United States absent registration or an exemption from the registration requirements of the Securities Act and applicable state securities laws. Neither this Report nor the press release constitutes an offer to sell or the solicitation of an offer to buy Second Lien Notes, nor will there be any sale of the Second Lien Notes, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

The Company has included statements in this Report on Form 8-K that constitute “forward-looking statements” within the meaning of Section 21E of the Exchange Act, and Section 27A of the Securities Act. As a general matter, forward-looking statements are those focused on future or anticipated events or trends, expectations and beliefs including, among other things, the Company’s expectations with respect to the amend and extend transaction described herein. Such statements are intended to be identified by using words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “project,” “plan” and similar expressions in connection with any discussion of future operating or financial performance. Any forward-looking statements are and will be based upon the Company’s then-current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. Readers are cautioned not to put undue reliance on such forward-looking statements. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those projected in this Report for reasons, among others, including those factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in the Company’s Annual Report on Form 10-K and those factors described in the “Risk Factors” section and elsewhere in the Company’s Quarterly Report on Form 10-Q, both filed with the Securities and Exchange Commission.  The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit Number	Description

99.1	Press Release, dated as of May 16, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEIMAN MARCUS GROUP LTD LLC

Date: May 16, 2019	By:	/s/ Tracy M. Preston

	Name:	Tracy M. Preston

	Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary